Exhibit 99.1

E*TRADE FINANCIAL Corporation Announces Third Quarter 2009 Results

NEW YORK--(BUSINESS WIRE)--October 27, 2009--E*TRADE FINANCIAL Corporation (NASDAQ: ETFC)

Third Quarter Results

  Total Net Revenue of $575 million
  Provision for Loan Losses of $347 million
  Net Loss of $832 million, or $0.66 per share (or $0.05 loss per share excluding $0.61 per share non-cash charge on debt exchange)(1)
  Total Daily Average Revenue Trades (DARTs) of 196,000
  Record brokerage accounts of 2.7 million, with net new brokerage accounts of 14,000

Capital and Liquidity Metrics

  Bank Tier 1 capital ratios of 6.72% to total adjusted assets and 13.15% to risk-weighted assets
  Excess risk-based total capital (excess to the regulatory well-capitalized threshold) of $985 million
  Corporate cash of $501 million
  Conversion of $592 million principal amount, or 34%, of convertible debt into 572 million shares of common stock(2)

E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced results for its third quarter ended September 30, 2009, reporting a net loss of $832 million, or $0.66 per share, compared with a net loss of $143 million, or $0.22 per share, in the prior quarter and a net loss of $50 million, or $0.09 per share, a year ago.

The third quarter results included a $968 million pre-tax non-cash charge for corporate debt extinguishment in relation to the Company’s successful $1.74 billion debt exchange, which had an after-tax impact of approximately $773 million, or $0.61 per share(1). Excluding the impact of this item, the Company reported a net loss of $59 million, or $0.05 per share(1). The debt exchange also resulted in a $708 million increase in paid-in-capital. The net effect of the exchange to book equity was a reduction of $65 million.

“During the quarter we successfully completed a comprehensive recapitalization, substantially improving the Company’s financial position,” said Donald H. Layton, Chairman and CEO, E*TRADE FINANCIAL Corporation. “Our online brokerage business continues to perform strongly: brokerage accounts grew solidly, our average commission per trade is higher, and our interest rate spread remains strong despite very low market rates. While DARTs were down seasonally from the second quarter, year-over-year they were up seven percent and year-to-date, we have recorded our highest DART level for the first nine months of any year.”

The Company reported total DARTs of 196,000 in the third quarter, an 11 percent sequential quarterly decrease off a record quarter and a seven percent increase versus the year ago quarter. The Company added 14,000 net new brokerage accounts during the period. At quarter end, E*TRADE reported 4.5 million customer accounts, which included a record 2.7 million brokerage accounts.

Customer security holdings increased 17 percent or $14.1 billion, and brokerage-related cash increased by $2.1 billion during the quarter. Net new customer assets were a negative $0.2 billion during the quarter and were impacted by a $1.3 billion decline in savings and other bank-related customer deposits, as the Company continued to execute its balance sheet reduction strategy. Customers were net sellers of approximately $1 billion of securities during the quarter. Margin receivables increased from $3.1 billion to $3.4 billion.

Commissions, fees and service charges, principal transactions, and other revenue in the third quarter were $231 million, compared with $238 million in the second quarter. This included a $0.45 increase in average commission per trade to $11.50, offset by the sequential decline in trading activity.

The Company reported net interest income of $321 million, compared with $340 million in the second quarter, as a result of a nine basis point contraction in the interest income spread to 2.82 percent and a $918 million decline in average interest-earning assets to $44.3 billion. The decline in spread from the prior quarter was due largely to a return to a normalized level of income from stock loan transactions.

Total operating expense decreased by $28 million to $302 million from the prior quarter, largely due to the industry-wide special FDIC assessment recorded in the second quarter of approximately $22 million. Compensation and benefits increased in the quarter due to higher variable compensation, reflecting the Company’s strong year-to-date operating results.

The Company continued to make progress during the third quarter in reducing balance sheet risk as its loan portfolio contracted by $1.7 billion from last quarter, of which $0.9 billion was related to prepayments or scheduled principal reductions and $0.4 billion was related to the sale of a pool of home equity loans.

For the Company’s entire loan portfolio, total special mention delinquencies (30-89 days) declined by four percent and total at-risk delinquencies (30-179 days) declined by 10 percent in the quarter. In the home equity portion of the portfolio, which represents the Company’s greatest exposure to loan losses, special mention delinquencies increased one percent in the quarter, while at-risk delinquencies declined 10 percent.

Third quarter provision for loan losses decreased $57 million from the prior quarter to $347 million. Total net charge-offs in the quarter were $352 million, a decrease of $35 million from the prior quarter. Total allowance for loan losses was flat at $1.2 billion, or six percent of gross loans receivable.

The Company continues to maintain Bank capital ratios substantially in excess of regulatory well-capitalized thresholds. As of September 30, the Company reported Bank Tier 1 capital ratios of 6.72 percent to total adjusted assets and 13.15 percent to risk-weighted assets. The Bank had excess risk-based total capital (i.e., above the level regulators define as well-capitalized) of $985 million as of September 30, 2009. These capital ratios reflect $100 million of cash that was contributed as Tier 1 equity to the Bank during the quarter.

In late August, the Company completed its $1.74 billion debt exchange, materially reducing its debt burden. The exchange reduced the Parent company’s annual interest payments by more than half, to $160 million per year, and extended maturities. As of September 30, approximately $592 million of the convertible debt had been converted to equity. In addition, the Company successfully raised $150 million of cash equity during the quarter, further enhancing the Parent company’s liquidity and bringing the total cash gross proceeds from common stock issuances this year to $765 million.

Historical monthly metrics from January 2006 to September 2009 can be found on the E*TRADE FINANCIAL Investor Relations website at https://investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 34163188. A live audio webcast and replay of this conference call will also be available at https://investor.etrade.com.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing, and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notices

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation.

Forward-Looking Statements. The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs and the potential negative regulatory consequences resulting from actions by the Office of Thrift Supervision or other regulators. Further information about these risks and uncertainties can be found in the “Risk Factors” section of our prospectus supplements dated September 23, 2009, and in the information included or incorporated in the annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K previously filed by E*TRADE FINANCIAL Corporation with the SEC (including information under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2009 E*TRADE FINANCIAL Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue:
Operating interest income	$440,038	$604,071	$1,412,193	$1,929,736
Operating interest expense	(118,660)	(279,297)	(472,563)	(935,827)
Net operating interest income	321,378	324,774	939,630	993,909
Commissions	144,533	129,513	424,222	374,003
Fees and service charges	50,373	49,612	145,022	155,515
Principal transactions	24,888	20,664	65,223	59,546
Gains (losses) on loans and securities, net	41,979	(141,915)	150,439	(122,434)
Other-than-temporary impairment ("OTTI")	(9,291)	(17,884)	(227,838)	(61,639)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	(9,938)	-	160,155	-
Net impairment	(19,229)	(17,884)	(67,683)	(61,639)
Other revenues	11,405	12,968	36,723	40,263
Total non-interest income	253,949	52,958	753,946	445,254
Total net revenue	575,327	377,732	1,693,576	1,439,163
Provision for loan losses	347,222	517,800	1,205,710	1,070,792
Operating expense:
Compensation and benefits	97,984	83,644	272,181	302,854
Clearing and servicing	43,245	46,105	129,988	137,112
Advertising and market development	19,438	30,381	88,015	130,566
FDIC insurance premiums	19,993	7,721	74,834	24,172
Communications	20,502	23,029	63,065	72,623
Professional services	20,592	16,862	61,696	66,256
Occupancy and equipment	19,569	20,470	59,082	62,666
Depreciation and amortization	21,149	20,569	62,638	62,607
Amortization of other intangibles	7,433	7,937	22,303	27,982
Facility restructuring and other exit activities	2,497	5,526	6,832	28,525
Other operating expenses	29,312	33,646	84,290	53,403
Total operating expense	301,714	295,890	924,924	968,766
Loss before other income (expense), income tax benefit and discontinued operations	(73,609)	(435,958)	(437,058)	(600,395)
Other income (expense):
Corporate interest income	192	1,387	793	5,619
Corporate interest expense	(69,035)	(88,772)	(242,791)	(274,262)
Gains (losses) on sales of investments, net	-	(213)	(2,025)	307
Gains (losses) on early extinguishment of debt	(1,005,493)	-	(1,018,848)	10,084
Equity in income (loss) of investments and venture funds	(3,404)	21,965	(6,972)	25,070
Total other income (expense)	(1,077,740)	(65,633)	(1,269,843)	(233,182)
Loss before income tax benefit and discontinued operations	(1,151,349)	(501,591)	(1,706,901)	(833,577)
Income tax benefit	(319,663)	(180,802)	(499,293)	(300,418)
Loss from continuing operations	(831,686)	(320,789)	(1,207,608)	(533,159)
Income from discontinued operations, net of tax	-	270,314	-	296,932
Net loss	$(831,686)	$(50,475)	$(1,207,608)	$(236,227)

Basic loss per share from continuing operations	$(0.66)	$(0.60)	$(1.45)	$(1.07)
Basic earnings per share from discontinued operations	-	0.51	-	0.59
Basic net loss per share	$(0.66)	$(0.09)	$(1.45)	$(0.48)

Diluted loss per share from continuing operations	$(0.66)	$(0.60)	$(1.45)	$(1.07)
Diluted earnings per share from discontinued operations	-	0.51	-	0.59
Diluted net loss per share	$(0.66)	$(0.09)	$(1.45)	$(0.48)
Shares used in computation of per share data:
Basic	1,268,494	536,521	835,365	496,842
Diluted(3)	1,268,494	536,521	835,365	496,842

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
Revenue:
Operating interest income	$440,038	$485,518	$604,071
Operating interest expense	(118,660)	(145,928)	(279,297)
Net operating interest income	321,378	339,590	324,774
Commissions	144,533	154,063	129,513
Fees and service charges	50,373	47,934	49,612
Principal transactions	24,888	22,693	20,664
Gains (losses) on loans and securities, net	41,979	73,170	(141,915)
Other-than-temporary impairment ("OTTI")	(9,291)	(199,764)	(17,884)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	(9,938)	170,093	-
Net impairment	(19,229)	(29,671)	(17,884)
Other revenues	11,405	13,127	12,968
Total non-interest income	253,949	281,316	52,958
Total net revenue	575,327	620,906	377,732
Provision for loan losses	347,222	404,525	517,800
Operating expense:
Compensation and benefits	97,984	90,025	83,644
Clearing and servicing	43,245	44,072	46,105
Advertising and market development	19,438	24,986	30,381
FDIC insurance premiums	19,993	42,129	7,721
Communications	20,502	21,002	23,029
Professional services	20,592	21,474	16,862
Occupancy and equipment	19,569	19,972	20,470
Depreciation and amortization	21,149	21,215	20,569
Amortization of other intangibles	7,433	7,434	7,937
Facility restructuring and other exit activities	2,497	4,447	5,526
Other operating expenses	29,312	32,470	33,646
Total operating expense	301,714	329,226	295,890
Loss before other income (expense), income tax benefit and discontinued operations	(73,609)	(112,845)	(435,958)
Other income (expense):
Corporate interest income	192	177	1,387
Corporate interest expense	(69,035)	(86,441)	(88,772)
Losses on sales of investments, net	-	(1,592)	(213)
Losses on early extinguishment of debt	(1,005,493)	(10,356)	-
Equity in income (loss) of investments and venture funds	(3,404)	(439)	21,965
Total other income (expense)	(1,077,740)	(98,651)	(65,633)
Loss before income tax benefit and discontinued operations	(1,151,349)	(211,496)	(501,591)
Income tax benefit	(319,663)	(68,259)	(180,802)
Loss from continuing operations	(831,686)	(143,237)	(320,789)
Income from discontinued operations, net of tax	-	-	270,314
Net loss	$(831,686)	$(143,237)	$(50,475)

Basic loss per share from continuing operations	$(0.66)	$(0.22)	$(0.60)
Basic earnings per share from discontinued operations	-	-	0.51
Basic net loss per share	$(0.66)	$(0.22)	$(0.09)

Diluted loss per share from continuing operations	$(0.66)	$(0.22)	$(0.60)
Diluted earnings per share from discontinued operations	-	-	0.51
Diluted net loss per share	$(0.66)	$(0.22)	$(0.09)
Shares used in computation of per share data:
Basic	1,268,494	662,068	536,521
Diluted(3)	1,268,494	662,068	536,521

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Cash and equivalents	$4,796,376	$3,853,849
Cash and investments required to be segregated under federal or other regulations	2,730,073	1,141,598
Trading securities	40,883	55,481
Available-for-sale mortgage-backed and investment securities	11,509,690	10,806,094
Margin receivables	3,435,428	2,791,168
Loans, net	20,259,974	24,451,852
Investment in Federal Home Loan Bank stock	183,863	200,892
Property and equipment, net	320,457	319,222
Goodwill	1,952,326	1,938,325
Other intangibles, net	363,836	386,130
Other assets	2,894,070	2,593,604
Total assets	$48,486,976	$48,538,215

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$26,368,402	$26,136,246
Securities sold under agreements to repurchase	6,469,589	7,381,279
Customer payables	5,270,722	3,753,332
Other borrowings	2,756,110	4,353,777
Corporate debt	2,532,232	2,750,532
Accounts payable, accrued and other liabilities	1,444,049	1,571,553
Total liabilities	44,841,104	45,946,719

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 4,000,000,000 at September 30, 2009 and 1,200,000,000 at December 31, 2008; shares issued and outstanding:1,769,209,309 at September 30, 2009 and 563,523,086 at December 31, 2008	17,692	5,635
Additional paid-in-capital	6,120,173	4,064,282
Accumulated deficit	(2,033,212)	(845,767)
Accumulated other comprehensive loss	(458,781)	(632,654)
Total shareholders' equity	3,645,872	2,591,496
Total liabilities and shareholders' equity	$48,486,976	$48,538,215

Segment Reporting
	Three Months Ended September 30, 2009
	Trading and Investing	Balance Sheet Management	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$244,927	$386,332	$(191,221)	$440,038
Operating interest expense	(38,165)	(271,716)	191,221	(118,660)
Net operating interest income	206,762	114,616	-	321,378
Commissions	144,533	-	-	144,533
Fees and service charges	49,723	650	-	50,373
Principal transactions	24,888	-	-	24,888
Gains on loans and securities, net	-	41,979	-	41,979
Other-than-temporary impairment ("OTTI")	-	(9,291)	-	(9,291)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	-	(9,938)	-	(9,938)
Net impairment	-	(19,229)	-	(19,229)
Other revenues	8,466	2,939	-	11,405
Total non-interest income	227,610	26,339	-	253,949
Total net revenue	434,372	140,955	-	575,327
Provision for loan losses	-	347,222	-	347,222
Operating expense:
Compensation and benefits	75,593	22,391	-	97,984
Clearing and servicing	22,578	20,667	-	43,245
Advertising and market development	19,438	-	-	19,438
FDIC insurance premiums	19,893	100	-	19,993
Communications	20,402	100	-	20,502
Professional services	12,841	7,751	-	20,592
Occupancy and equipment	19,125	444	-	19,569
Depreciation and amortization	18,497	2,652	-	21,149
Amortization of other intangibles	7,433	-	-	7,433
Facility restructuring and other exit activities	1,012	1,485	-	2,497
Other operating expenses	15,028	14,284	-	29,312
Total operating expense	231,840	69,874	-	301,714
Segment income (loss)	$202,532	$(276,141)	$-	$(73,609)

	Three Months Ended June 30, 2009
	Trading and Investing	Balance Sheet Management	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$262,172	$425,844	$(202,498)	$485,518
Operating interest expense	(53,272)	(295,154)	202,498	(145,928)
Net operating interest income	208,900	130,690	-	339,590
Commissions	154,063	-	-	154,063
Fees and service charges	45,010	2,924	-	47,934
Principal transactions	22,693	-	-	22,693
Gains (losses) on loans and securities, net	(38)	73,208	-	73,170
Other-than-temporary impairment ("OTTI")	-	(199,764)	-	(199,764)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	-	170,093	-	170,093
Net impairment	-	(29,671)	-	(29,671)
Other revenues	9,625	3,502	-	13,127
Total non-interest income	231,353	49,963	-	281,316
Total net revenue	440,253	180,653	-	620,906
Provision for loan losses	-	404,525	-	404,525
Operating expense:
Compensation and benefits	70,877	19,148	-	90,025
Clearing and servicing	22,161	21,911	-	44,072
Advertising and market development	24,983	3	-	24,986
FDIC insurance premiums	41,951	178	-	42,129
Communications	20,908	94	-	21,002
Professional services	13,303	8,171	-	21,474
Occupancy and equipment	18,930	1,042	-	19,972
Depreciation and amortization	18,586	2,629	-	21,215
Amortization of other intangibles	7,434	-	-	7,434
Facility restructuring and other exit activities	3,864	583	-	4,447
Other operating expenses	19,161	13,309	-	32,470
Total operating expense	262,158	67,068	-	329,226
Segment income (loss)	$178,095	$(290,940)	$-	$(112,845)

	Three Months Ended September 30, 2008
	Trading and Investing	Balance Sheet Management	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$392,735	$511,322	$(299,986)	$604,071
Operating interest expense	(175,562)	(403,721)	299,986	(279,297)
Net operating interest income	217,173	107,601	-	324,774
Commissions	129,459	54	-	129,513
Fees and service charges	47,908	1,704	-	49,612
Principal transactions	20,694	(30)	-	20,664
Losses on loans and securities, net	(37)	(141,878)	-	(141,915)
Other-than-temporary impairment ("OTTI")	-	(17,884)	-	(17,884)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	-	-	-	-
Net impairment	-	(17,884)	-	(17,884)
Other revenues	9,316	3,665	(13)	12,968
Total non-interest income (loss)	207,340	(154,369)	(13)	52,958
Total net revenue	424,513	(46,768)	(13)	377,732
Provision for loan losses	-	517,800	-	517,800
Operating expense:
Compensation and benefits	75,407	8,237	-	83,644
Clearing and servicing	23,047	23,071	(13)	46,105
Advertising and market development	30,381	-	-	30,381
FDIC insurance premiums	7,480	241	-	7,721
Communications	22,663	366	-	23,029
Professional services	12,031	4,831	-	16,862
Occupancy and equipment	19,688	782	-	20,470
Depreciation and amortization	17,189	3,380	-	20,569
Amortization of other intangibles	7,937	-	-	7,937
Facility restructuring and other exit activities	4,123	1,403	-	5,526
Other operating expenses	28,318	5,328	-	33,646
Total operating expense	248,264	47,639	(13)	295,890
Segment income (loss)	$176,249	$(612,207)	$-	$(435,958)

Key Performance Metrics(5)
Corporate Metrics	Qtr ended 9/30/09	Qtr ended 6/30/09	Qtr ended 9/30/09 vs. 6/30/09	Qtr ended 9/30/08	Qtr ended 9/30/09 vs. 9/30/08

Operating margin %(6)
Consolidated	N.M.	N.M.	N.M.	N.M.	N.M.
Trading and Investing	47%	40%	7%	42%	5%
Balance Sheet Management	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	3,133	3,217	(3)%	3,108	1%
Consultants and other	150	146	3%	196	(23)%
Total headcount	3,283	3,363	(2)%	3,304	(1)%

Revenue per headcount	$175,244	$184,629	(5)%	$114,326	53%

Revenue per compensation and benefits dollar	$5.87	$6.90	(15)%	$4.52	30%

Book value per share	$2.06	$2.67	(23)%	$4.72	(56)%
Tangible book value per share	$0.75	$0.59	27%	$0.38	97%

Corporate cash ($MM)(7)	$501.1	$527.0	(5)%	$665.6	(25)%

Enterprise net interest spread (basis points)(8)	282	291	(3)%	263	7%
Enterprise interest-earning assets, average ($MM)	$44,288	$45,206	(2)%	$46,618	(5)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Loss from continuing operations	$(831.7)	$(143.2)	N.M.	$(320.8)	N.M.
Tax benefit	(319.7)	(68.3)	N.M.	(180.8)	N.M.
Depreciation & amortization	28.6	28.7	0%	28.5	0%
Corporate interest expense	69.0	86.4	(20)%	88.8	(22)%
EBITDA	$(1,053.8)	$(96.4)	N.M.	$(384.3)	N.M.

Interest coverage	(15.3)	(1.1)	N.M.	(4.3)	N.M.

Bank earnings before taxes and before credit losses ($MM) (9)	$243.3	$231.6	5%	$206.2	18%

Trading and Investing Metrics

Trading days	64.0	63.0	N.M.	63.5	N.M.

DARTs
U.S.	174,709	196,269	(11)%	161,257	8%
International	21,704	25,081	(13)%	22,434	(3)%
Total DARTs	196,413	221,350	(11)%	183,691	7%

Total trades (MM)	12.6	13.9	(9)%	11.7	8%
Average commission per trade	$11.50	$11.05	4%	$11.10	4%

End of period margin receivables ($B)	$3.44	$3.14	10%	$5.62	(39)%
Average margin receivables ($B)	$3.20	$2.77	16%	$6.42	(50)%

Gross new brokerage accounts	92,688	137,563	(33)%	115,597	(20)%
Gross new stock plan accounts	35,112	41,991	(16)%	41,072	(15)%
Gross new banking accounts	9,661	16,379	(41)%	58,672	(84)%
Closed accounts(10)	(160,004)	(156,428)	N.M.	(186,457)	N.M.
Net new accounts	(22,543)	39,505	N.M.	28,884	N.M.

Net new brokerage accounts	14,485	54,068	(73)%	19,537	(26)%
Net new stock plan accounts	(1,961)	17,114	N.M.	1,249	N.M.
Net new banking accounts	(35,067)	(31,677)	N.M.	8,098	N.M.
Net new accounts	(22,543)	39,505	N.M.	28,884	N.M.

End of period brokerage accounts	2,729,137	2,714,652	1%	2,520,102	8%
End of period stock plan accounts	1,018,015	1,019,976	0%	1,020,062	0%
End of period banking accounts(10)	759,055	794,122	(4)%	811,172	(6)%
End of period total accounts	4,506,207	4,528,750	0%	4,351,336	4%

Net new customers(11)	(10,972)	33,616	N.M.	20,798	N.M.

End of period brokerage customers	2,310,146	2,301,498	0%	2,127,729	9%
End of period all other customers	926,427	946,047	(2)%	965,725	(4)%
End of period total customers (11)	3,236,573	3,247,545	0%	3,093,454	5%

Segment revenue per brokerage customer	$188	$191	(2)%	$200	(6)%

Customer Assets ($B)
Security holdings	$97.3	$83.2	17%	$91.0	7%
Customer payables (cash)	5.3	4.5	18%	4.4	20%
Customer cash balances held by third parties	2.9	2.9	0%	3.2	(9)%
Unexercised stock plan customer options (vested)	16.9	13.3	27%	17.8	(5)%
Customer assets in brokerage and stock plan accounts	122.4	103.9	18%	116.4	5%
Sweep deposit accounts	12.1	10.8	12%	10.1	20%
Savings and transaction accounts	12.7	13.7	(7)%	12.9	(2)%
CDs	1.5	1.8	(17)%	2.8	(46)%
Customer assets in banking accounts	26.3	26.3	0%	25.8	2%
Total customer assets	$148.7	$130.2	14%	$142.2	5%

Net new customer assets ($B)(12)	$(0.2)	$0.9	N.M.	$0.8	N.M.

Brokerage related cash ($B)	$20.3	$18.2	12%	$17.7	15%
Other customer cash and deposits ($B)	14.2	15.5	(8)%	15.7	(10)%
Total customer cash and deposits ($B)	$34.5	$33.7	2%	$33.4	3%

Unexercised stock plan customer options (unvested) ($B)	$25.0	$18.9	32%	$17.2	45%

Market Making
Equity shares traded (MM)	140,037	101,809	38%	43,784	220%
Average revenue capture per 1,000 equity shares	$0.171	$0.219	(22)%	$0.465	(63)%
% of Bulletin Board equity shares to total equity shares	94.7%	91.5%	3%	88.6%	6%

Balance Sheet Management Metrics

Capital Ratios
Tier 1 capital ratio(13)	6.72%	6.79%	(0.07)%	6.34%	0.38%
Tier 1 capital to risk weighted assets ratio(13)	13.15%	12.61%	0.54%	10.66%	2.49%
Risk-based capital ratio(13)	14.44%	13.91%	0.53%	11.93%	2.51%
E*TRADE Bank excess Tier 1 capital ($MM)(13)	$755.0	$784.0	(4)%	$608.6	24%
E*TRADE Bank excess Tier 1 capital to risk weighted assets(13)	$1,585.5	$1,541.7	3%	$1,262.2	26%
E*TRADE Bank excess risk-based capital ($MM)(13)	$985.4	$910.9	8%	$523.9	88%

Loans receivable ($MM)
Average loans receivable	$22,519	$23,886	(6)%	$26,927	(16)%
Ending loans receivable, net	$20,254	$21,926	(8)%	$25,542	(21)%

One- to Four-Family

Loan performance detail ($MM)
Current	$9,501	$10,259	(7)%	$12,559	(24)%
30-89 days delinquent	528	563	(6)%	386	37%
90-179 days delinquent	386	445	(13)%	229	69%
Total 30-179 days delinquent	914	1,008	(9)%	615	49%
180+ days delinquent (net of $243M, $173M and $34M in charge-offs for Q309, Q209 and Q308, respectively)	799	673	19%	248	222%
Total delinquent loans	1,713	1,681	2%	863	98%
Gross loans receivable(14)	$11,214	$11,940	(6)%	$13,422	(16)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	4.70%	4.72%	(0.02)%	2.88%	1.82%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	10.57%	9.36%	1.21%	3.55%	7.02%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	15.28%	14.08%	1.20%	6.43%	8.85%
Total 30-179 days delinquent loans as a % of allowance for loan losses	202.53%	235.60%	(33.07)%	491.74%	(289.21)%
Allowance for loan losses as a % of gross loans receivable	4.02%	3.58%	0.44%	0.93%	3.09%
Allowance for loan losses as a % of nonperforming loans	38.04%	38.29%	(0.25)%	26.25%	11.79%
Net charge-offs as a % of average loans receivable (annualized)	3.84%	2.53%	1.31%	0.98%	2.86%
Provision as a % of average loans receivable (annualized)	4.64%	6.43%	(1.79)%	3.13%	1.51%

Home Equity

Loan performance detail ($MM)
Current	$7,734	$8,515	(9)%	$9,935	(22)%
30-89 days delinquent	270	268	1%	310	(13)%
90-179 days delinquent	208	262	(21)%	251	(17)%
Total 30-179 days delinquent	478	530	(10)%	561	(15)%
180+ days delinquent (net of $26M, $28M and $15M in charge-offs for Q309, Q209 and Q308, respectively)	66	77	(14)%	62	6%
Total delinquent loans	544	607	(10)%	623	(13)%
Gross loans receivable(14)	$8,278	$9,122	(9)%	$10,558	(22)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	3.26%	2.94%	0.32%	2.93%	0.33%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	3.31%	3.72%	(0.41)%	2.96%	0.35%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	6.57%	6.66%	(0.09)%	5.90%	0.67%
Total 30-179 days delinquent loans as a % of allowance for loan losses	69.00%	73.73%	(4.73)%	81.08%	(12.08)%
Allowance for loan losses as a % of gross loans receivable	8.37%	7.88%	0.49%	6.55%	1.82%
Allowance for loan losses as a % of nonperforming loans	252.77%	211.98%	40.79%	220.88%	31.89%
Net charge-offs as a % of average loans receivable (annualized)	9.93%	12.04%	(2.11)%	8.57%	1.36%
Provision as a % of average loans receivable (annualized)	8.79%	7.85%	0.94%	13.94%	(5.15)%

Consumer and Other

Loan performance detail ($MM)
Current	$1,931	$2,038	(5)%	$2,397	(19)%
30-89 days delinquent	30	29	3%	30	0%
90-179 days delinquent	5	15	(67)%	8	(38)%
Total 30-179 days delinquent	35	44	(20)%	38	(8)%
180+ days delinquent	10	1	900%	1	900%
Total delinquent loans	45	45	0%	39	15%
Gross loans receivable(14)	$1,976	$2,083	(5)%	$2,436	(19)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	1.55%	1.37%	0.18%	1.21%	0.34%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	0.74%	0.80%	(0.06)%	0.38%	0.36%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	2.29%	2.17%	0.12%	1.59%	0.70%
Total 30-179 days delinquent loans as a % of allowance for loan losses	50.45%	61.23%	(10.78)%	65.25%	(14.80)%
Allowance for loan losses as a % of gross loans receivable	3.56%	3.46%	0.10%	2.37%	1.19%
Allowance for loan losses as a % of nonperforming loans	479.02%	434.94%	44.08%	631.36%	(152.34)%
Net charge-offs as a % of average loans receivable (annualized)	3.50%	4.20%	(0.70)%	2.29%	1.21%
Provision as a % of average loans receivable (annualized)	3.16%	3.96%	(0.80)%	5.55%	(2.39)%

Total Loans Receivable

Loan performance detail ($MM)
Current	$19,166	$20,812	(8)%	$24,891	(23)%
30-89 days delinquent	828	860	(4)%	726	14%
90-179 days delinquent	599	722	(17)%	488	23%
Total 30-179 days delinquent	1,427	1,582	(10)%	1,214	18%
180+ days delinquent	875	751	17%	311	181%
Total delinquent loans	2,302	2,333	(1)%	1,525	51%
Total gross loans receivable(14)	$21,468	$23,145	(7)%	$26,416	(19)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	3.86%	3.71%	0.15%	2.75%	1.11%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	6.87%	6.37%	0.50%	3.02%	3.85%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	10.73%	10.08%	0.65%	5.77%	4.96%
Total 30-179 days delinquent loans as a % of allowance for loan losses	117.51%	129.83%	(12.32)%	138.81%	(21.30)%
Allowance for loan losses as a % of gross loans receivable	5.66%	5.27%	0.39%	3.31%	2.35%
Allowance for loan losses as a % of nonperforming loans	82.37%	82.72%	(0.35)%	109.45%	(27.08)%
Net charge-offs as a % of average loans receivable (annualized)	6.25%	6.47%	(0.22)%	4.15%	2.10%
Provision as a % of average loans receivable (annualized)	6.17%	6.77%	(0.60)%	7.69%	(1.52)%

Activity in Allowance for Loan Losses
	Three Months Ended September 30, 2009
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/09	$428,017	$718,866	$72,056	$1,218,939
Provision for loan losses	133,334	197,812	16,076	347,222
Charge-offs, net	(110,376)	(223,493)	(17,774)	(351,643)
Allowance for loan losses, ending 9/30/09	$450,975	$693,185	$70,358	$1,214,518

	Three Months Ended June 30, 2009
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/09	$308,806	$818,646	$73,356	$1,200,808
Provision for loan losses	196,280	186,940	21,305	404,525
Charge-offs, net	(77,069)	(286,720)	(22,605)	(386,394)
Allowance for loan losses, ending 6/30/09	$428,017	$718,866	$72,056	$1,218,939

	Three Months Ended September 30, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/08	$52,149	$546,338	$37,396	$635,883
Provision for loan losses	106,480	376,518	34,802	517,800
Charge-offs, net	(33,511)	(231,572)	(14,378)	(279,461)
Allowance for loan losses, ending 9/30/08	$125,118	$691,284	$57,820	$874,222

Average Enterprise Balance Sheet Data
	Three Months Ended
	September 30, 2009
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(15)	$22,527,378	$276,846	4.92%
Margin receivables	3,197,894	37,832	4.69%
Available-for-sale mortgage-backed securities	9,584,503	99,518	4.15%
Available-for-sale investment securities	761,969	6,078	3.19%
Trading securities	14,870	680	18.30%
Cash and cash equivalents(16)	7,511,328	4,894	0.26%
Stock borrow and other	689,693	11,085	6.38%
Total enterprise interest-earning assets	$44,287,635	436,933	3.94%
Enterprise interest-bearing liabilities:
Retail deposits	$26,329,314	35,487	0.53%
Brokered certificates of deposit	138,513	1,833	5.25%
Customer payables	5,070,584	2,127	0.17%
Repurchase agreements and other borrowings	6,901,475	48,527	2.75%
FHLB advances	2,559,578	30,150	4.61%
Stock loan and other	571,406	517	0.36%
Total enterprise interest-bearing liabilities	$41,570,870	118,641	1.12%
Enterprise net interest income/spread(8)		$318,292	2.82%

	Three Months Ended
	June 30, 2009
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(15)	$23,889,796	$292,509	4.90%
Margin receivables	2,771,672	31,412	4.55%
Available-for-sale mortgage-backed securities	11,795,216	127,523	4.32%
Available-for-sale investment securities	253,435	3,262	5.15%
Trading securities	23,600	500	8.47%
Cash and cash equivalents(16)	5,790,904	4,724	0.33%
Stock borrow and other	681,222	21,618	12.73%
Total enterprise interest-earning assets	$45,205,845	481,548	4.27%
Enterprise interest-bearing liabilities:
Retail deposits	$27,061,941	50,637	0.75%
Brokered certificates of deposit	214,256	2,879	5.39%
Customer payables	4,503,362	2,098	0.19%
Repurchase agreements and other borrowings	7,426,391	55,607	2.96%
FHLB advances	3,074,479	34,152	4.39%
Stock loan and other	501,023	508	0.41%
Total enterprise interest-bearing liabilities	$42,781,452	145,881	1.36%
Enterprise net interest income/spread(8)		$335,667	2.91%

	Three Months Ended
	September 30, 2008
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(15)	$26,928,190	$379,195	5.63%
Margin receivables	6,420,090	72,291	4.48%
Available-for-sale mortgage-backed securities	9,494,421	108,511	4.57%
Available-for-sale investment securities	131,332	2,140	6.52%
Trading securities	272,677	3,211	4.71%
Cash and cash equivalents(16)	2,630,478	17,850	2.70%
Stock borrow and other	741,127	14,531	7.80%
Total enterprise interest-earning assets	$46,618,315	597,729	5.12%
Enterprise interest-bearing liabilities:
Retail deposits	$26,151,874	136,148	2.07%
Brokered certificates of deposit	883,289	10,984	4.95%
Customer payables	4,368,391	7,444	0.68%
Repurchase agreements and other borrowings	7,581,472	71,648	3.70%
FHLB advances	4,166,643	50,062	4.70%
Stock loan and other	1,055,662	2,848	1.07%
Total enterprise interest-bearing liabilities	$44,207,331	279,134	2.49%
Enterprise net interest income/spread(8)		$318,595	2.63%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
	(In thousands)
Enterprise net interest income	$318,292	$335,667	$318,595
Taxable equivalent interest adjustment(17)	(333)	(716)	(1,526)
Customer cash held by third parties and other(18)	3,419	4,639	7,705
Net operating interest income	$321,378	$339,590	$324,774

Mortgage Loan Portfolio(19)

One- to Four-Family Mortgage Loan Distribution
Unpaid principal balances at September 30, 2009 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$3,266	$617	$462	$285	$180	$4	$4,814
70%-80%	3,943	869	669	364	162	4	6,011
80%-90%	102	41	36	30	15	-	224
>90%	60	21	20	13	14	-	128
Total	$7,371	$1,548	$1,187	$692	$371	$8	$11,177

One- to Four-Family 30+ Days Delinquent Loan Distribution
September 30, 2009 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$201	$81	$70	$60	$41	$1	$454
70%-80%	574	204	199	107	51	-	1,135
80%-90%	28	18	12	15	9	-	82
>90%	18	5	6	7	6	-	42
Total	$821	$308	$287	$189	$107	$1	$1,713

Home Equity Loan Distribution
Unpaid principal balances at September 30, 2009 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$1,734	$319	$254	$108	$88	$8	$2,511
70%-80%	901	252	211	77	70	1	1,512
80%-90%	1,489	492	457	184	123	-	2,745
>90%	759	250	205	107	67	-	1,388
Total	$4,883	$1,313	$1,127	$476	$348	$9	$8,156

Home Equity 30+ Days Delinquent Loan Distribution
September 30, 2009 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$23	$14	$15	$7	$8	$1	$68
70%-80%	32	20	18	8	8	-	86
80%-90%	102	49	49	25	20	-	245
>90%	62	28	26	18	11	-	145
Total	$219	$111	$108	$58	$47	$1	$544

Investment Securities Portfolio

Book value at September 30, 2009 ($MM)
	AAA	AA	A	BBB	Below Investment Grade and Non-Rated	Total
Agency mortgage-backed securities and CMOs	$7,732	$-	$-	$-	$-	$7,732
Agency debentures	3,175	-	-	-	-	3,175
Non-agency CMOs and other	207	87	85	19	348	746
Municipal bonds, corporate bonds and FHLB stock	215	9	8	-	20	252
Total	$11,329	$96	$93	$19	$368	$11,905

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that net loss and EPS excluding the non-cash charge on debt exchange, corporate cash, EBITDA, interest coverage, Bank earnings before taxes and before credit losses, enterprise net interest income and enterprise interest-earning assets are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that the elimination of certain items from the related GAAP measures is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Reporting Changes

Beginning in the first quarter of 2009, the Company revised its segment financial reporting to reflect the manner in which its chief operating decision maker had begun assessing the Company’s performance and making resource allocation decisions. As a result, the Company now reports its operating results in two segments: 1) “Trading and Investing” which includes the businesses that were formerly in the “Retail” segment and now includes the Company’s market-making business, and 2) “Balance Sheet Management,” which includes the businesses from the former “Institutional” segment, other than the market-making business.

On April 1, 2009, the Company adopted the new other-than-temporary impairment guidance for debt securities. As a result of the adoption, the Company recognized a $20 million after-tax increase to retained earnings and an offset in accumulated other comprehensive loss on the consolidated balance sheet. Additionally, in accordance with the new guidance, the Company changed the presentation of the consolidated statement of loss to separately state “Net impairment” as its own line item and the credit and noncredit components of net impairment.

During the third quarter of 2009, the Company added a new operating expense line item to the consolidated statement of loss for FDIC insurance premiums. These expenses increased during the nine months ended September 30, 2009 to a level in which the Company believes a separate line time on the consolidated statement of loss is appropriate. FDIC insurance premium expenses were previously presented in the “Other operating expenses” line item.

Net Loss and EPS Excluding the Non-Cash Charge on Debt Exchange

Net loss excluding the non-cash charge on debt exchange represents net loss plus the non-cash charge on the debt exchange, net of tax. EPS excluding the non-cash charge on debt exchange represents net loss plus the non-cash charge on the debt exchange, net of tax, divided by diluted shares. Management believes that excluding the non-cash charge associated with the debt exchange from net loss and EPS provides a useful additional measure of the Company’s ongoing operating performance because the charge is not directly related to our performance and is non-recurring. See endnote (1) for a reconciliation of these non-GAAP measures to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in our regulated subsidiaries.

EBITDA

EBITDA represents net income (loss) from continuing operations before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company (“ETBH” or “Bank”) before discontinued operations, provision for loan losses, gains (losses) on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. During the second quarter of 2009, the Company moved E*TRADE Securities (“ETS”) under the Bank. As a result, this metric now includes the earnings from ETS. All prior periods have been adjusted to include the earnings of ETS as well.

This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital.

Enterprise Net Interest Income

Enterprise net interest income is taxable equivalent basis net operating interest income excluding corporate interest income, corporate interest expense and interest earned on customer cash held by third parties. Management believes this non-GAAP measure is useful to investors and analysts as it is a measure of the net operating interest income generated by our core operations.

Enterprise Interest-Earning Assets

Enterprise interest-earning assets consists of the primary interest-earning assets of the Company and includes: loans receivable, mortgage-backed and available-for-sale securities, margin receivables, stock borrow balances and cash that earns interest for the Company. Management believes that this non-GAAP measure is useful to investors and analysts as it is a measure of the primary assets from which the Company generates net operating interest income.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For complete information on the items excluded from these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table is a reconciliation of GAAP net loss to non-GAAP net loss and GAAP EPS to non-GAAP EPS (in thousands, except per share amounts):

	Three Months Ended September 30, 2009
	Net Loss	Diluted Net Loss per share
Net loss	$(831,686)	$(0.66)
Add back: non-cash charge on Debt Exchange	772,908	0.61
Adjusted net loss	$(58,778)	$(0.05)

(2) In addition to the 572 million shares issued related to the exchange of our convertible debt, we also issued 80 million shares in connection with the $150 million At the Market share offering in September 2009. The outstanding share activity during the third quarter of 2009 is outlined as follows:

Three Months Ended September 30, 2009
Outstanding shares, ending 6/30/09	1,116,794,053
Conversions of convertible debentures	572,163,697
At the Market stock offering	80,226,756
Other	24,803
Outstanding shares, ending 9/30/09	1,769,209,309

(3) Because the Company reported a net loss for the periods presented, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(4) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(5) Amounts and percentages may not calculate due to rounding.

(6) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense), income taxes and discontinued operations. The percentage is calculated by dividing income (loss) before other income (expense), income taxes and discontinued operations by total net revenue.

(7) Corporate cash is an indicator of the liquidity at the parent company. Corporate cash for September 30, 2009, June 30, 2009 and September 30, 2008 includes $19.7 million, $19.7 million and $113.5 million, respectively, which we invested in The Primary Fund and is included as a receivable in the other assets line item as The Reserve Fund has not indicated when the funds will be distributed back to investors.

(8) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(9) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company (“ETBH” or “Bank”) before discontinued operations, provision for loan losses, gains (losses) on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from Loss before income taxes and discontinued operations:

	Q3 2009	Q2 2009	Q3 2008
Loss before income taxes and discontinued operations	$(1,151,349)	$(211,496)	$(501,591)
Add back:
Non-bank loss before income tax benefit and discontinued operations(b)	1,032,910	71,731	30,225
Provision for loan losses	347,222	404,525	517,800
(Gains) losses on loans and securities, net	(41,979)	(73,170)	141,915
Net impairment	19,229	29,671	17,884
Losses on early extinguishment of FHLB advances	37,239	10,356	-
Bank earnings before taxes and before credit losses	$243,272	$231,617	$206,233

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(10) During the first quarter of 2009, we updated the definition of an active Complete Savings Account. Prior to this update, all Complete Savings Accounts were considered an active account including those accounts with a nominal positive balance. Subsequent to this change, only Complete Savings Accounts with a balance of $25 or more are considered an active account. We believe this change improves the usefulness of our Complete Savings Account metric as it is now more consistent with our definition of an active brokerage account. The impact of this change is summarized in the table below. All prior periods presented have been updated to reflect this change.

Q3 2008
Previously reported end of period banking accounts	896,061
Reduction due to revised definition	(84,889)
Revised end of period banking accounts	811,172

(11) During the first quarter of 2009, we updated the definition of an active customer to exclude customers that only have a Complete Savings Account with a balance of less than $25. Net new customers from discontinued operations and other consists of customers related to our discontinued operations and the impact of an improvement in our customer identification methodology implemented during the second quarter of 2008. All prior periods presented have been updated to reflect this change.

(12) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts.

(13) Capital ratios are at the E*TRADE Bank level. The ratios and excess capital amounts are Q309 estimates based on the regulatory minimum well-capitalized threshold.

(14) Includes unpaid principal balances and premiums (discounts).

(15) Excludes loans to customers on margin.

(16) Includes segregated cash balances.

(17) Gross-up for tax-exempt securities.

(18) Includes interest earned on average customer assets of $3.0 billion, $2.8 billion and $3.3 billion for the quarters ended September 30, 2009, June 30, 2009 and September 30, 2008, respectively, held by parties outside E*TRADE FINANCIAL, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

(19) LTV/CLTV data is based on LTV/CLTV ratios at the time of loan origination, and has not been updated to reflect changes in property values since that time. CLTV calculations for home equity lines of credit are based on drawn balances. FICO score is based on FICO scores at the time of loan origination, and has not been updated to reflect changes in credit scores since that time.

CONTACT:
E*TRADE FINANCIAL Media Relations Contact
Pam Erickson, 617-296-6080
pam.erickson@etrade.com
or
E*TRADE FINANCIAL Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com